UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒ Definitive Information Statement

EAST COAST DIVERSIFIED CORPORATION
(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT
OF
EAST COAST DIVERSIFIED CORPORATION
1475 West Cypress Road, Suite 202 • Fort Lauderdale, FL 33309
Telephone (786) 777-0808

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

This Information Statement is first being furnished on or about April 6, 2009 to the shareholders of record as of the close of business on March 24, 2009 of the common stock of East Coast Diversified Corporation ("ECDV", the "Company"). At the record date there were a total of 30,081,216 shares of common stock, par value $0.001 issued and outstanding, having one vote per share  ("common Stock").

ECDV's board of directors has approved, and stockholders owning 19,765,000 shares of the 30,081,216 issued and outstanding shares of ECDV as of March 23, 2009, have consented in writing to the action described below. Such approval and consent constitute the approval and consent of a majority of the total number of outstanding shares of common stock and are sufficient under NRS Section 78.320 of the Revised Nevada Statutes and ECDV's by-laws to approve the action. Accordingly, the action will not be submitted to the other stockholders of ECDV for a vote, and this Information Statement is being furnished to stockholders of record to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C, as well as the requirements of NRS Section 78.370 of the Revised Nevada Statutes.

ACTION BY BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDERS

GENERAL

East Coast Diversified Corporation will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.

ECDV will only deliver one Information Statement to multiple security holders sharing an address unless ECDV has received contrary instructions from one or more of the security holders. Upon written or oral request, ECDV will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

EAST COAST DIVERSIFIED CORPORATION
1475 West Cypress Road, Suite 202
Fort. Lauderdale, FL 33309
Telephone (786) 777-0808
Attn: Frank Rovito, CEO, CFO and Chairman

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to ECDV’s by-laws and NRS Section 78.320 of the Revised Nevada Statutes, a vote by the holders of at least a majority of ECDV's issued and outstanding shares are required to effect the action described herein. ECDV’s articles of incorporation do not authorize cumulative voting. As of the record date, ECDV had 30,081,216 shares of common stock issued and outstanding of which the consent of 15,040,609 shares are required to approve any action to be taken. The consenting stockholders are the record and beneficial owners of 19,765,000 shares of ECDV's common stock as of March 23, 2009, which represents 65.70% of the issued and outstanding shares of ECDV. Pursuant to NRS Section 78.320 of the Revised Nevada Statutes, the consenting stockholders voted in favor of the actions described herein in a joint written consent, dated March 23, 2009, attached hereto as Exhibit A. No consideration was paid for these consents. The consenting stockholders' names, affiliations with ECDV, and their beneficial holdings are as follows:

Name	Affiliation	Voting Shares Beneficially Held	Percentage
Frank Rovito	Chief Executive Officer, CFO and Chairman	925,000	3.07%
Aaron M. Goldstein	Director	9,420,000	31.13%
Richard Margulies	Shareholder	9,420,000	31.13%
Total		19,765,000	65.70%

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None

DISSENTERS’ RIGHT OF APPRAISAL

None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 23, 2009, certain information regarding the ownership of ECDV’s capital stock by ECDV's directors and officer and each person who is known to ECDV to be a beneficial owner of more than 5% of ECDV’s shares. Unless otherwise indicated below, to ECDV’s knowledge, all persons listed below have sole voting and investing power with respect to their shares, except to the extent authority is shared by spouses under applicable community property laws. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned (1)
Frank Rovito. CEO, CFO and Chairman	925,000	3.07%
1475 West Cypress Road, Suite 202
Fort Lauderdale, FL 33309
Aaron M. Goldstein, Secretary and Director	9,420,000	31.13%
1475 West Cypress Road, Suite 202
Fort Lauderdale, FL 33309
Richard Margulies	9,420,000	31.13%
1115 Inman Avenue, Suite 160
Edison, NJ 08820
All Directors and Officers as a Group (2 persons)	10,345,000	34.20%
(1) Applicable percentage ownership is based on 30,081,216 shares of common stock outstanding as of March 23, 2009.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS

The following action was taken based upon the unanimous recommendation of ECDV's board of directors (the "Board") and the written consent of the consenting stockholders as set forth in Exhibit A:

ACTION I
REVERSE STOCK SPLIT

MATERIAL TERMS AND EFFECTS OF THE REVERSE SPLIT

The Board has unanimously adopted and the consenting stockholders have approved a resolution, attached as Exhibit A hereto, to effect a one-for-hundred (1:100) reverse stock split (the "Reverse Split") of the Common Stock of East Coast Diversified Corporation (“ECDV”). The resulting share ownership interest including resulting fractional shares for each individual shareholder shall be rounded up to the third whole integer in such a manner that every shareholder shall own at least 100 shares as a result of the Reverse Split.

The Board and the consenting stockholders, Aaron Goldstein, vice president and a director, Frank Rovito, CEO, CFO and Chairman, and Richard Margulies, former CEO and Chairman and a principal shareholder (the “Affiliates”) believe that the Reverse Split is in ECDV's best interests, principally because it will enable ECDV to issue additional shares in connection with a reverse merger or other business-combination transaction related to its ongoing efforts to acquire an operating business. As of the date of this Information Statement, ECDV is not negotiating with any party nor has it identified any potential business combination candidate.

ECDV has no plans to issue the additional authorized but unissued shares other than in connection with the conversion of promissory notes aggregating approximately $760,000 payable to the Affiliates and to James Goldstein (“Related Party”), a creditor of ECDV and landlord of the real property leased to ECDV’s subsidiary, Miami Renaissance Group, Inc. (“MRG”), as follows: approximately $550,000 payable to Aaron Goldstein; approximately $40,000 payable to Frank Rovito; approximately $90,000 payable to Richard Margulies; and approximately $80,000 owed to James Goldstein. The notes are due on April 30, 2009 and the Affiliates and Related Party have agreed to forgive the accrued interest on the notes of approximately $160,000 and agreed to a conversion price, pre-reverse, of $.0054 per share resulting in the issuance of 1,400,000 shares to the Affiliates and Related Party.

Reference is made to ECDV’s Definitive Schedule 14A filed with the SEC on April 19, 2008, in which disclosure was made regarding ECDV’s plan to divest its operating subsidiary, MRG. The reasons for the divestiture, as disclosed in the Schedule 14A included the determination by ECDV’s Board of Directors that: there existed a poor business outlook for MRG’s entertainment facility; ECDV’s continued inability in raising sufficient capital from the public market; the negative competitive environment for MRG’s entertainment facility in Miami, Florida and the entertainment and real estate industries in Miami and Florida in general; the weak financial viability of MRG; the deteriorating public market to raise necessary capital to further develop MRG’s business, fulfill its plan of operations and complete the development of the property. The Board of Directors determined that ECDV should pursue other business opportunities or a business combination with an unaffiliated operating entity.

As part of the Company’s plan to divest MRG, and to substantially decrease its liabilities through the conversion of the above referenced notes, James Goldstein and a related entity have agreed to the forgiveness of approximately $1,000,000 in accrued liabilities represented by accrued real estate taxes, accrued rent and accrued interest. In addition, a note of approximately $330,000 payable to an entity controlled by James Goldstein is being assumed by MRG upon the divestiture. The forgoing will result in an aggregate decrease in ECDV’s liabilities of approximately $2,100,000, which should have the effect of improving ECDV’s potential of finding more favorable business combination candidates. Reference is made to the recent quarterly report on Form 10-Q filed by ECDV on March 23, 2009 and the financial statements included therein.

Stockholders should note that, after the reverse split, the number of our authorized shares will remain unchanged, while the number of issued and outstanding shares of the Company will be reduced by the factor of the reverse, one for one hundred shares. It is important to realize that the issuance of additional shares is in the discretion of the Board of Directors, in their best business judgment, and our stockholders will have no right to vote on future issuances of shares except in the event of a merger under Nevada law. This means that, effectively, our stockholders will have no ability or capacity to prevent dilution in the event of the issuance of substantial amounts of additional shares, whether for consideration that could be considerably less than what our existing stockholders paid for their shares, or otherwise. In many events, control of the Company could effectively be changed by issuances of shares without shareholder approval. We have no plans as of date hereof, to issue any newly available shares, except in connection with the conversion of promissory notes, as discussed above. There are no pending private offerings of shares, nor are there any pending acquisitions for which shares may be contemplated to be issued.

It is emphasized that management of the Company may affect transactions having a potentially adverse impact upon the Company's stockholders pursuant to the authority and discretion of the Company's management to complete share issuances without submitting any proposal to the stockholders for their consideration. Holders of the Company's securities should not anticipate that the Company necessarily will furnish such holders with any documentation concerning the proposed issuance prior to any share issuances. All determinations (except involving a merger where the number of shares of Common Stock of the Company issued will equal more than 20% of the issued and outstanding shares of Common Stock of the Company prior to the transaction) involving share issuances are in the discretion and business judgment of the Board of Directors in their exercise of fiduciary responsibility, but require a determination by the Board that the shares are being issued for fair and adequate consideration. The issuance of additional shares in future transactions will allow, the following types of actions or events to occur without the stockholders being able to effectively prevent such actions or events:

1. Dilution shall occur due to the issuance of additional shares. The percentage ownership of the Company by the existing stockholders, other than officers, directors and affiliates, may be diluted from approximately 36% at present, to as little as 5%.
2. Control of the Company by current stockholders may change in connection with any business combination.
3. The election of the Board of Directors may be dominated by new large stockholders following any business combination, effectively blocking current stockholders from electing directors.
4. Business plans and operations will change following divestiture and any business combination.
In the future event that the Board authorizes the issuance of shares in connection with a business combination, the present management and stockholders of the Company most likely will not have control of a majority of the voting shares of the Company. It is likely that the Company will seek a business combination with another compatible business through the issuance of common stock of the Company. Although the terms of any such transaction cannot be predicted, this could result in substantial additional dilution in the equity of the Company’s stockholders prior to such issuance. There is no assurance that any future issuance of shares will be at a price or value equal to or greater than the price which a prior stockholder has paid, or at a price greater than the then current market price. Typically, unregistered shares are issued at less than market price due to their illiquidity and restricted nature as a result of, among other things, the requisite holding period and sales limitations which such shares are subject to.

The immediate effect of the Reverse Split will be to reduce the total number of shares of ECDV's Common Stock from 30,081,216 shares to approximately 300,812 shares of Common Stock issued and outstanding, subject to a marginal increase due to the rounding up of odd lots to100 shares. The Company's authorized number of Common Stock, 74,000,000 shares, par value $0.001, and Preferred Stock, 1,000,000 shares, par value $0.001, will remain the same after the Reverse Split.

The Reverse Split will affect all of the holders of ECDV's Common Stock uniformly, except as a result of the marginal impact of the non-proportionality of the Reverse Split due to the rounding up of odd lots to 100, shares, and will not materially affect any stockholder's percentage ownership interest in ECDV or voting power, except for insignificant changes that will result from the rounding of fractional shares and odd lots.

The Reverse Split is expected to become effective on or about April 15, 2009 (the "Effective Date"). The Reverse Split will take place on the Effective Date without any action on the part of the holders of ECDV's Common Stock and without regard to current certificates representing shares of ECDV's Common Stock being physically surrendered for certificates representing the number of shares of ECDV Common Stock each stockholder is entitled to receive as a result of the Reverse Split.

No fractional shares will be issued in connection with the Reverse Split. Any fractional share and any odd lot holders will be rounded up to the third whole integer in such a manner that every shareholder shall own at least 100 shares as a result of the Reverse Split. The Board resolution and stockholders' consents granting the authority to effect a one-for-hundred reverse stock split of the Common Stock of ECDV is attached hereto as Exhibit A.

EXHIBIT A

JOINT WRITTEN CONSENT
OF THE
BOARD OF DIRECTORS
AND
MAJORITY STOCKHOLDERS
OF
EAST COAST DIVERSIFIED CORPORATION
a Nevada Corporation

The undersigned, being the members of the board of directors of East Coast Diversified Corporation, together with the holders of at least a majority of the outstanding shares of East Coast Diversified Corporation, a Nevada corporation (the "Corporation"), acting pursuant to NRS Section 78.320 of the Revised Nevada Statutes and the by-laws of the Corporation, do hereby adopt the following resolutions by written consent as of this 23th day of March 2009:

REVERSE STOCK SPLIT

WHEREAS, the undersigned have determined, after reviewing the number of currently issued, outstanding and reserved shares of common stock of the Corporation, that it is in the best interests of the Corporation and its shareholders that every one hundred (100) issued and outstanding shares of common Stock of the Corporation be automatically split into 1 share of common stock (the "Reverse Split"). The resulting share ownership interest including resulting fractional shares for each individual shareholder shall be rounded up to the third whole integer in such a manner that every shareholder shall own at least 100 shares as a result of the Reverse Split.

WHEREAS, subject to and in compliance with NRS Section 78.320 of the Revised Nevada Statutes, it is deemed to be in the best interests of the Corporation and its shareholders that a record date for the Reverse Stock Split be set as March 24, 2009 (the "Record Date"), such that all persons holding shares of common stock on the Record Date shall have their shares of common stock split applying a ratio of 100 to 1 and that an effective date for the Reverse Split be set on or about April 15, 2009;

NOW, THEREFORE, BE IT RESOLVED, that, every 100 issued and outstanding shares of common stock be and hereby are automatically split into 1 share of common stock. Any fractional share will be rounded up to the third whole integer in such a manner that every shareholder shall own at least 100 shares as a result of the Reverse Split.

RESOLVED FURTHER, that the Record Date be, and hereby is approved;

RESOLVED FURTHER, that, no fractional shares of common stock of the Corporation shall be issued. No stockholder of the Corporation shall transfer any fractional shares of common stock of the Corporation. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of common stock of the Corporation. Instead, any fractional share shall be rounded up to the third whole integer in such a manner that every shareholder shall own at least 100 shares as a result of the Reverse Split.

RESOLVED FURTHER, that, subject to the foregoing, the officers of the Corporation, be and hereby are authorized, empowered and directed, for and on behalf of the Corporation, to direct the Corporation’s transfer agent to record the appropriate number of shares of common stock held by each shareholder after giving effect to the Reverse Split and to take such further action as the officers deem necessary or appropriate to effectuate the purposes of the foregoing resolutions;

RESOLVED FURTHER, that the officers of the Corporation, be and hereby are authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as the officers deem necessary or appropriate to effectuate the purposes of the foregoing resolutions;

RESOLVED FURTHER, that any action or actions heretofore taken by by the officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

This Joint Written Consent shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors and the stockholders of this Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

Frank Rovito, CEO, CFO and Chairman:	Aaron M. Goldstein, Secretary and Director
/s/ Frank Rovito	/s/ Aaron M. Goldstein
March 23, 2009	March 23, 2009

Shareholder: Number of Shares of common Stock: 925,000 or 3.07%
/s/ Frank Rovito
Frank Rovito, March 23, 2009

Shareholder: Number of Shares of common Stock: 9,420,000 or 31.13%
/s/ Aaron M. Goldstein
Aaron M. Goldstein, March 23, 2009

Shareholder: Number of Shares of common Stock: 9,420,000 or 31.13%
/s/ Richard Margulies
Richard Margulies, March 23, 2009